UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2009

HOUSING PROGRAMS LIMITED

 (Exact name of Registrant as specified in its charter)

California	0-13808	95-3906167
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harry G. Alcock, who currently serves as Executive Vice President and a member of the Board of Directors of the Registrant’s corporate general partner (the “Corporate General Partner”), has announced his intention to resign from these positions effective December 15, 2009.  To fill the vacancy on the Board of Directors created by Mr. Alcock’s departure, the sole stockholder of the Corporate General Partner has elected John Bezzant, who will become a director of the Corporate General Partner effective December 16, 2009.  Mr. Bezzant, 47, currently serves as a Senior Vice President of the Corporate General Partner and Apartment Investment and Management Company (“Aimco”), an affiliate of the Corporate General Partner.  Mr. Bezzant joined Aimco in June 2006 as Senior Vice President - Development.  Prior to joining Aimco, from 2005 to June 2006, Mr. Bezzant was a First Vice President at Prologis and from 1986 to 2005, Mr. Bezzant served as Vice President, Asset Management at Catellus Development Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSING PROGRAMS LIMITED

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 14, 2009